Exhibit 99.1

PRESS RELEASE

Fortress Transportation and Infrastructure Investors LLC Reports Second Quarter 2022 Results, Declares Dividend of $0.33 per Common Share

NEW YORK, July 27, 2022 (GLOBE NEWSWIRE) -- Fortress Transportation and Infrastructure Investors LLC (NASDAQ:FTAI) (the “Company” or “FTAI”) today reported financial results for the second quarter 2022. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Q2’22
Net Cash Used in Operating Activities	$(50,492)
Net Income Attributable to Shareholders	$11,449
Basic Income per Common Share	$0.12
Diluted Income per Common Share	$0.11
Funds Available for Distribution (“FAD”) (1)	$109,360
Adjusted EBITDA(1)	$165,327

(1)  For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.

For the second quarter of 2022, total FAD was $109.4 million. This amount includes $161.6 million from our aviation leasing portfolio and $9.9 million from our infrastructure business, offset by $(62.1) million from corporate and other.

Second Quarter 2022 Dividends

On July 26, 2022, the Company’s Board of Directors (the “Board”) declared a cash dividend on its common shares of $0.33 per share for the quarter ended June 30, 2022, payable on August 29, 2022 to the holders of record on August 15, 2022.

Additionally, on July 26, 2022, the Board declared cash dividends on its Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares (“Series A Preferred Shares”), Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares (“Series B Preferred Shares”) and Fixed Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares (“Series C Preferred Shares”) of $0.51563, $0.50000 and $0.51563 per share, respectively, for the quarter ended June 30, 2022, payable on September 15, 2022 to the holders of record on September 1, 2022.

Business Highlights

•
FTAI’s spin-off of its infrastructure business FTAI Infrastructure Inc. (“FTAI Infrastructure”) is expected to be completed on August 1, 2022. On August 2, 2022, FTAI Infrastructure will begin regular-way trading on the Nasdaq under the ticker symbol “FIP,” and FTAI will resume trading ex-distribution under the ticker symbol “FTAI”.

•	Adjusted EBITDA for Q2 for FTAI was $165.3 million, up 220% compared to $51.6 million in Q1 2022, and up 143% compared to $68.0 million in Q2 2021.
•	Aviation adjusted EBITDA was $158.3 million. Aerospace services generated $17.0 million of the $158.3 million comprised mostly of income from CFM56 module sales.
•	Infrastructure adjusted EBITDA was $26.7 million up 34.8% in Q2 compared to $19.8 million in Q1.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.ftandi.com, and the Company’s Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

The Company will host a conference call on Thursday, July 28, 2022 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (646) 307-1963 (Toll) or (800) 715-9871 (Toll-Free), ten minutes prior to the scheduled start of the call; please enter passcode 1806630 and reference "FTAI Second Quarter 2022 Earnings Call." A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.ftandi.com.

A replay of the conference call will be available after 12:00 P.M. on Thursday, July 28, 2022 through 11:59 P.M. Thursday, August 4, 2022 at (609) 800-9909 (Toll) or (800) 770-2030 (Toll-Free), Passcode: 1806630.

About Fortress Transportation and Infrastructure Investors LLC

Fortress Transportation and Infrastructure Investors LLC owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftandi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
Fortress Transportation and Infrastructure Investors LLC
(212) 798-6128
aandreini@fortress.com

Withholding Information for Withholding Agents

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the common dividend and the Series A Preferred, Series B Preferred and Series C Preferred dividends declared in July 2022 will be treated as a partnership distribution and guaranteed payments, respectively.  For U.S. tax withholding purposes, the per share distribution components are as follows:

Common Distribution Components
Non-U.S. Long Term Capital Gain	$—
U.S. Portfolio Interest Income(1)	$0.00774
U.S. Dividend Income(2)	$0.04740
Income Not from U.S. Sources(3)	$0.27486
U.S. Long Term Capital Gain (4)	$—
Distribution Per Share	$0.33000

Series A Preferred Distribution Components
Guaranteed Payments(5)	$0.51563
Distribution Per Share	$0.51563

Series B Preferred Distribution Components
Guaranteed Payments(5)	$0.50000
Distribution Per Share	$0.50000

Series C Preferred Distribution Components
Guaranteed Payments(5)	$0.51563
Distribution Per Share	$0.51563

(1)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-percent shareholder under §871(h)(3)(B) of the Code.

(2)	This income is subject to withholding under §1441 or §1442 of the Code.

(3)	This income is not subject to withholding under §1441, §1442 or §1446 of the Code.

(4)
U.S. Long Term Capital Gain attributable to the sale of a U.S. Real Property Holding Corporation. As a result, the gain will be treated as income that is effectively connected with a U.S. trade or business and be subject to withholding.

(5)	Brokers and nominees should treat this income as subject to withholding under §1441 or §1442 of the Code.

For U.S. shareholders: In computing your U.S. federal taxable income, you should not rely on this qualified notice, but should generally take into account your allocable share of the Company’s taxable income as reported to you on your Schedule K-1

Exhibit - Financial Statements

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Equipment leasing revenues	$112,064	$81,571	$203,755	$138,178
Infrastructure revenues	65,868	15,344	112,016	35,886
Total revenues	177,932	96,915	315,771	174,064
Expenses
Operating expenses	84,004	31,183	192,920	56,180
General and administrative	5,004	3,655	10,695	7,907
Acquisition and transaction expenses	9,626	4,399	15,650	6,042
Management fees and incentive allocation to affiliate	3,062	4,113	7,226	8,103
Depreciation and amortization	56,622	47,371	114,923	91,906
Asset impairment	886	89	123,676	2,189
Interest expense	54,373	37,504	104,971	70,494
Total expenses	213,577	128,314	570,061	242,821
Other income (expense)
Equity in losses of unconsolidated entities	(13,823)	(7,152)	(37,836)	(5,778)
Gain on sale of assets, net	63,645	3,987	79,933	4,798
Loss on extinguishment of debt	—	(3,254)	—	(3,254)
Interest income	590	454	1,246	739
Other expense	(1,596)	(884)	(2,055)	(703)
Total other income (expense)	48,816	(6,849)	41,288	(4,198)
Income (loss) before income taxes	13,171	(38,248)	(213,002)	(72,955)
Provision for (benefit from) income taxes	3,411	(1,640)	6,897	(1,471)
Net income (loss)	9,760	(36,608)	(219,899)	(71,484)
Net income (loss)	9,760	(36,608)	(219,899)	(71,484)
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(8,480)	(6,625)	(15,946)	(11,586)
Less: Dividends on preferred shares	6,791	6,551	13,582	11,176
Net income (loss) attributable to shareholders	$11,449	$(36,534)	$(217,535)	$(71,074)

Income (loss) per share:
Basic	$0.12	$(0.42)	$(2.19)	$(0.83)
Diluted	$0.11	$(0.42)	$(2.19)	$(0.83)
Weighted average shares outstanding:
Basic	99,370,301	86,030,652	99,367,597	86,029,305
Diluted	99,805,455	86,030,652	99,367,597	86,029,305

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollar amounts in thousands, except per share data)
	(Unaudited) June 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$118,854	$188,078
Restricted cash	177,951	251,983
Accounts receivable, net	166,562	175,225
Leasing equipment, net	1,844,095	1,891,649
Operating lease right-of-use assets, net	73,549	75,344
Property, plant, and equipment, net	1,642,536	1,555,857
Investments	99,543	77,325
Intangible assets, net	95,845	98,699
Goodwill	262,819	257,137
Other assets	400,394	292,557
Total assets	$4,882,148	$4,863,854

Liabilities
Accounts payable and accrued liabilities	$253,207	$202,669
Debt, net	3,497,566	3,220,211
Maintenance deposits	58,553	106,836
Security deposits	27,761	40,149
Operating lease liabilities	72,140	73,594
Other liabilities	283,650	96,295
Total liabilities	$4,192,877	$3,739,754

Commitments and contingencies

Equity
Common shares ($0.01 par value per share; 2,000,000,000 shares authorized; 99,200,196 and 99,180,385 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively)	$992	$992
Preferred shares ($0.01 par value per share; 200,000,000 shares authorized; 13,320,000 and 13,320,000 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively)	133	133
Additional paid in capital	1,332,968	1,411,940
Accumulated deficit	(336,345)	(132,392)
Accumulated other comprehensive loss	(298,874)	(156,381)
Shareholders' equity	698,874	1,124,292
Non-controlling interest in equity of consolidated subsidiaries	(9,603)	(192)
Total equity	689,271	1,124,100
Total liabilities and equity	$4,882,148	$4,863,854

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)
	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(219,899)	$(71,484)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity in losses of unconsolidated entities	37,836	5,778
Gain on sale of assets, net	(79,933)	(4,798)
Security deposits and maintenance claims included in earnings	(30,208)	(15,413)
Loss on extinguishment of debt	—	3,254
Equity-based compensation	2,294	2,553
Depreciation and amortization	114,923	91,906
Asset impairment	123,676	2,189
Change in deferred income taxes	6,200	(1,632)
Change in fair value of non-hedge derivative	(748)	(6,573)
Amortization of lease intangibles and incentives	23,818	14,905
Amortization of deferred financing costs	13,328	4,489
Provision for (benefit from) credit losses	47,218	(733)
Other	(407)	(117)
Change in:
Accounts receivable	(47,061)	(86,661)
Other assets	(37,692)	(44,639)
Accounts payable and accrued liabilities	30,742	47,320
Management fees payable to affiliate	(1,829)	(631)
Other liabilities	(30,827)	(3,637)
Net cash used in operating activities	(48,569)	(63,924)

Cash flows from investing activities:
Investment in unconsolidated entities	(2,232)	(1,105)
Principal collections on finance leases	575	1,269
Acquisition of business, net of cash acquired	(3,819)	—
Acquisition of leasing equipment	(320,766)	(170,132)
Acquisition of property, plant and equipment	(118,729)	(84,134)
Acquisition of lease intangibles	(5,282)	(517)
Purchase deposits for acquisitions	(7,100)	(9,180)
Proceeds from sale of leasing equipment	138,020	57,155
Proceeds from sale of property, plant and equipment	4,304	—
Proceeds for deposit on sale of aircraft and engine	8,245	1,425
Return of purchase deposits	—	1,010
Net cash used in investing activities	$(306,784)	$(204,209)

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)
Cash flows from financing activities:
Proceeds from debt	$503,980	$776,100
Repayment of debt	(224,724)	(552,704)
Payment of deferred financing costs	(14,405)	(10,653)
Receipt of security deposits	1,890	1,020
Return of security deposits	—	(1,034)
Capital contributions from non-controlling interests	1,187	—
Receipt of maintenance deposits	24,418	16,255
Release of maintenance deposits	(878)	(12,071)
Proceeds from issuance of preferred shares, net of underwriter's discount and issuance costs	—	101,201
Settlement of equity-based compensation	—	(183)
Cash dividends - common shares	(65,789)	(56,795)
Cash dividends - preferred shares	(13,582)	(11,176)
Net cash provided by financing activities	$212,097	$249,960

Net decrease in cash and cash equivalents and restricted cash	(143,256)	(18,173)
Cash and cash equivalents and restricted cash, beginning of period	440,061	161,418
Cash and cash equivalents and restricted cash, end of period	$296,805	$143,245

Key Performance Measures

The Chief Operating Decision Maker (“CODM”) utilizes Adjusted EBITDA as our key performance measure.

Adjusted EBITDA provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted EBITDA is defined as net income (loss) attributable to shareholders from continuing operations, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net loss attributable to shareholders to Adjusted EBITDA for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Net income (loss) attributable to shareholders	$11,449	$(36,534)	$(217,535)	$(71,074)
Add: Provision for (benefit from) income taxes	3,411	(1,640)	6,897	(1,471)
Add: Equity-based compensation expense	1,585	1,439	2,294	2,553
Add: Acquisition and transaction expenses	9,626	4,399	15,650	6,042
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	3,254	—	3,254
Add: Changes in fair value of non-hedge derivative instruments	(1,514)	1,391	(748)	(6,573)
Add: Asset impairment charges	886	89	123,676	2,189
Add: Incentive allocations	—	—	—	—
Add: Depreciation and amortization expense (1)	68,427	54,168	138,741	106,811
Add: Interest expense	54,373	37,504	104,971	70,494
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (2)	6,977	(11)	12,638	2,391
Less: Equity in losses of unconsolidated entities	13,823	7,152	37,836	5,778
Less: Non-controlling share of Adjusted EBITDA (3)	(3,716)	(3,257)	(7,532)	(5,286)
Adjusted EBITDA (non-GAAP)	$165,327	$67,954	$216,888	$115,108

(1)
Includes the following items for the three months ended June 30, 2022 and 2021: (i) depreciation and amortization expense of $56,622 and $47,371, (ii) lease intangible amortization of $3,310 and $1,198 and (iii) amortization for lease incentives of $8,495 and $5,599, respectively. Includes the following items for the six months ended June 30, 2022 and 2021: (i) depreciation and amortization expense of $114,923 and $91,906, (ii) lease intangible amortization of $6,968 and $1,950 and (iii) amortization for lease incentives of $16,850 and $12,955, respectively.

(2)
Includes the following items for the three months ended June 30, 2022 and 2021: (i) net loss of $(13,883) and $(7,353), (ii) interest expense of $6,795 and $340, (iii) depreciation and amortization expense of $6,465 and $1,900, (iv) acquisition and transaction expenses of $387 and $0, (v) changes in fair value of non-hedge derivative instruments of $7,118 and $5,078, (vi) equity-based compensation of $95 and $0 and (vii) asset impairment of $0 and $24, respectively. Includes the following items for the six months ended June 30, 2022 and 2021: (i) net (loss) income of $(35,773) and $(6,173), (ii) interest expense of $13,258 and $527, (iii) depreciation and amortization expense of $12,805 and $3,812, (iv) acquisition and transaction expenses of $391 and $0, (v) changes in fair value of non-hedge derivative instruments of $21,732 and $4,201, (vi) equity-based compensation of $193 and $0 and (vii) asset impairment of $32 and $24, respectively.

(3)
Includes the following items for the three months ended June 30, 2022 and 2021: (i) equity-based compensation of $124 and $292, (ii) provision for income taxes of $14 and $13, (iii) interest expense of $1,319 and $732, (iv) depreciation and amortization expense of $2,321 and $2,172 and (v) changes in fair value of non-hedge derivative instruments of $(62) and $48, respectively. Includes the following items for the six months ended June 30, 2022 and 2021: (i) equity-based compensation of $250 and $490, (ii) provision for income taxes of $30 and $26, (iii) interest expense of $2,703 and $1,013, (iv) depreciation and amortization expense of $4,585 and $3,983 and (v) changes in fair value of non-hedge derivative instruments of $(36) and $(226), respectively.

The Company uses Funds Available for Distribution (“FAD”) in evaluating its ability to meet its stated dividend policy. FAD is not a financial measure in accordance with GAAP. The GAAP measure most directly comparable to FAD is net cash provided by operating activities. The Company believes FAD is a useful metric for investors and analysts for similar purposes.

The Company defines FAD as: Net Cash Provided by Operating Activities plus principal collections on finance leases, proceeds from sale of assets, and return of capital distributions from unconsolidated entities, less required payments on debt obligations and capital distributions to non-controlling interest, and excluding changes in working capital.

The following table sets forth a reconciliation of Net Cash Used in Operating Activities to FAD for the six months ended June 30, 2022 and 2021:

	Six Months Ended June 30,
(in thousands)	2022	2021
Net Cash Used in Operating Activities	$(48,569)	$(63,924)
Add: Principal Collections on Finance Leases	575	1,269
Add: Proceeds from Sale of Assets	142,324	57,155
Add: Return of Capital Distributions from Unconsolidated Entities	—	—
Less: Required Payments on Debt Obligations (1)	(251)	—
Less: Capital Distributions to Non-Controlling Interest	—	—
Exclude: Changes in Working Capital	86,667	88,248
Funds Available for Distribution (FAD)	$180,746	$82,748

(1)
Required payments on debt obligations for the six months ended June 30, 2022 exclude repayments of $224,473 for the Revolving Credit Facility. Required payments on debt obligations for the six months ended June 30, 2021 exclude repayments of $402,704 for the Senior Notes due 2022 and $150,000 for the Revolving Credit Facility.

The following table sets forth a reconciliation of FAD to Net Cash Used in Operating Activities for the three months ended June 30, 2022:

	Three Months Ended June 30, 2022
(in thousands)	Equipment Leasing	Infrastructure	Corporate and Other	Total
Funds Available for Distribution (FAD)	$161,642	$9,936	$(62,218)	$109,360
Less: Principal Collections on Finance Leases				(508)
Less: Proceeds from Sale of Assets				(87,923)
Less: Return of Capital Distributions from Unconsolidated Entities				—
Add: Required Payments on Debt Obligations				251
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				(71,672)
Net Cash Used in Operating Activities				$(50,492)

The following table sets forth a reconciliation of FAD to Net Cash Used in Operating Activities for the six months ended June 30, 2022:

	Six Months Ended June 30, 2022
(in thousands)	Equipment Leasing	Infrastructure	Corporate and Other	Total
Funds Available for Distribution (FAD)	$278,722	$17,055	$(115,031)	$180,746
Less: Principal Collections on Finance Leases				(575)
Less: Proceeds from Sale of Assets				(142,324)
Less: Return of Capital Distributions from Unconsolidated Entities				—
Add: Required Payments on Debt Obligations				251
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				(86,667)
Net Cash Used in Operating Activities				$(48,569)

FAD is subject to a number of limitations and assumptions and there can be no assurance that the Company will generate FAD sufficient to meet its intended dividends. FAD has material limitations as a liquidity measure of the Company because such measure excludes items that are required elements of the Company’s net cash provided by operating activities as described below. FAD should not be considered in isolation nor as a substitute for analysis of the Company’s results of operations under GAAP, and it is not the only metric that should be considered in evaluating the Company’s ability to meet its stated dividend policy. Specifically:

•
FAD does not include equity capital called from the Company’s existing limited partners, proceeds from any debt issuance or future equity offering, historical cash and cash equivalents and expected investments in the Company’s operations.

•	FAD does not give pro forma effect to prior acquisitions, certain of which cannot be quantified.

•
While FAD reflects the cash inflows from sale of certain assets, FAD does not reflect the cash outflows to acquire assets as the Company relies on alternative sources of liquidity to fund such purchases.

•
FAD does not reflect expenditures related to capital expenditures, acquisitions and other investments as the Company has multiple sources of liquidity and intends to fund these expenditures with future incurrences of indebtedness, additional capital contributions and/or future issuances of equity.

•	FAD does not reflect any maintenance capital expenditures necessary to maintain the same level of cash generation from our capital investments.

•
FAD does not reflect changes in working capital balances as management believes that changes in working capital are primarily driven by short term timing differences, which are not meaningful to the Company’s distribution decisions.

•	Management has significant discretion to make distributions, and the Company is not bound by any contractual provision that requires it to use cash for distributions.

If such factors were included in FAD, there can be no assurance that the results would be consistent with the Company’s presentation of FAD.